                                                                    Exhibit 99.4
                                                                    ------------




AltaVista Business

Unaudited Combined Financial Statements
June 30, 1999 and 1998

                              ALTAVISTA BUSINESS
               INDEX TO UNAUDITED COMBINED FINANCIAL STATEMENTS

                                                                                              Page
                                                                                              ----

Unaudited Combined Balance Sheets.........................................................     F-2

Unaudited Combined Statements of Operations and Comprehensive Loss........................     F-3

Unaudited Combined Statements of Changes in Owner's Net Investment........................     F-4

Unaudited Combined Statements of Cash Flows...............................................     F-5

Notes to Unaudited Combined Financial Statements..........................................     F-6

                              ALTAVISTA BUSINESS
                       UNAUDITED COMBINED BALANCE SHEETS
                                (in thousands)

                                                                               December 31,       June 30,
                                                                                  1998              1999
                                                                             --------------    --------------
Assets
Current assets:
    Cash and cash equivalents                                                $            -    $       16,753
    Accounts receivable, net                                                         12,819            28,449
    Prepaid expenses and other current assets                                           350             3,934
                                                                             --------------    --------------
        Total current assets                                                         13,169            49,136

    Property and equipment, less accumulated depreciation                            24,173            42,090
    Goodwill and other intangible assets, net                                       226,488           733,906
    Investments                                                                         500            10,816
    Receivable from Compaq                                                                -            10,315
    Other noncurrent assets                                                               -             1,714
                                                                             --------------    --------------

        Total assets                                                         $      264,330    $      847,977
                                                                             ==============    ==============


Liabilities and Owner's Net Investment
Current liabilities:
    Long-term debt, current portion                                          $          658    $        1,182
    Capital lease obligation, current portion                                             -             1,225
    Accounts payable                                                                    691            15,457
    Salaries, wages and related items                                                   455             1,950
    Accrued partner fees                                                              7,656             1,591
    Deferred revenue                                                                    150             6,809
    Other current liabilities                                                           774            27,248
                                                                             --------------    --------------
      Total current liabilities                                                      10,384            55,462
                                                                             --------------    --------------

Commitments and contingencies

Long-term debt                                                                        1,656             1,448
Capital lease obligation                                                                  -             2,363
                                                                             --------------    --------------
      Total liabilities                                                              12,040            59,273

Net contribution from owner                                                         321,856         1,173,313
Unearned compensation                                                                     -          (160,110)
Accumulated deficit                                                                 (69,566)         (226,335)
Accumulated other comprehensive income                                                    -             1,836
                                                                             --------------    --------------

Owner's net investment                                                              252,290           788,704
                                                                             --------------    --------------

      Total liabilities and owner's net investment                           $      264,330    $      847,977
                                                                             ==============    ==============

  The accompanying notes are an integral part of these combined financial statements.

                              ALTAVISTA BUSINESS
      UNAUDITED COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                (in thousands)

                                                                       January 1,            June 12,        Six Months
                                                                        1998 to              1998 to            Ended
                                                                       June 11,             June 30,          June 30,
                                                                         1998                 1998              1999
                                                                   ---------------      --------------    --------------
Advertising and service revenue, net                               $        13,622      $        2,448    $       40,994
Product revenue, net                                                             -                   -            14,828
                                                                   ---------------      --------------    --------------
        Total revenue                                                       13,622               2,448            55,822
                                                                   ---------------      --------------    --------------

Cost of advertising and service revenue                                      3,445                 548            14,149
Cost of product revenue                                                          -                   -            15,548
                                                                   ---------------      --------------    --------------
        Total cost of revenue                                                3,445                 548            29,697
                                                                   ---------------      --------------    --------------

    Gross profit                                                            10,177               1,900            26,125
                                                                   ---------------      --------------    --------------

Operating expenses:
    Sales and marketing                                                      5,425               1,505            41,741
    Product development                                                      5,413                 665            13,798
    General and administrative                                               1,744                 300             9,133
    Stock based compensation                                                     -                   -             8,906
    Amortization of intangible assets                                            8               4,823           109,171
                                                                   ---------------      --------------    --------------

Loss from operations                                                        (2,413)             (5,393)         (156,624)
Interest expense, net                                                           79                  10               145
                                                                   ---------------      --------------    --------------

Net loss                                                                    (2,492)             (5,403)         (156,769)
                                                                   ---------------      --------------    --------------

Other comprehensive income
    Unrealized gains on investments                                              -                   -             1,836
                                                                   ---------------      --------------    --------------

Comprehensive loss                                                 $        (2,492)     $       (5,403)   $     (154,933)
                                                                   ===============      ==============    ==============


  The accompanying notes are an integral part of these combined financial statements.

                              ALTAVISTA BUSINESS
      UNAUDITED COMBINED STATEMENTS OF CHANGES IN OWNER'S NET INVESTMENT
                                (in thousands)

                                                                                     Accumulated
                                             Net                                        Other            Total
                                        Contribution     Unearned    Accumulated     Comprehensive    Owner's Net
                                         from Owner    Compensation    Deficit          Income         Investment
                                        -------------  ------------  -----------     -------------    ------------
Balance, December 31, 1998                 $  321,856             -  $   (69,566)     $       -       $    252,290

   Net loss                                         -             -     (156,769)             -           (156,769)

   Unearned compensation                      169,016      (169,016)           -              -                  -

   Amortization of unearned
     compensation                                   -         8,906            -              -              8,906

   Unrealized gain on investments                   -             -            -          1,836              1,836

   Net contribution from owner                682,441             -            -              -            682,441
                                        -------------  ------------  -----------      ---------       ------------

Balance, June 30, 1999                  $   1,173,313  $   (160,110) $  (226,335)     $   1,836       $    788,704
                                        =============  ============  ===========      =========       ============

   The accompanying notes are an integral part of these combined financial statements.

                              ALTAVISTA BUSINESS
                  UNAUDITED COMBINED STATEMENTS OF CASH FLOWS
                                (in thousands)

                                                               January 1,        June 12,      Six Months
                                                                1998 to          1998 to         Ended
                                                                June 11,         June 30,       June 30,
                                                                 1998              1998           1999
                                                             -------------    -------------   ------------
Cash flows from operating activities:
Net loss                                                     $      (2,492)   $      (5,403)  $   (156,769)
Adjustments to reconcile net loss
  to net cash used in operating activities:
   Depreciation and amortization                                     2,078            5,140        113,775
   Provision for bad debts and concessions                           1,220                -          2,854
   Stock based compensation                                              -                -          8,906
   Changes in operating assets and liabilities:
     Accounts receivable                                            (3,248)          (1,010)       (16,757)
     Prepaid expenses                                               (3,577)           1,042            958
     Accounts payable                                                   47             (582)         7,252
     Salaries, wages and related items                                 371               29          1,495
     Deferred revenue                                                 (187)             (63)           309
     Other current liabilities                                        (329)             291          3,928
                                                             -------------    -------------   ------------
       Net cash used in operating activities                        (6,117)            (556)       (34,049)
                                                             -------------    -------------   ------------

Cash flows from investing activities:
   Purchase of investments                                               -             (500)        (8,480)
   Purchases of property and equipment                              (5,419)          (1,853)       (17,092)
   Acquisition of Shopping.com, net of cash acquired                     -                -       (224,193)
   Acquisition of Zip2, net of cash acquired                             -                -       (294,761)
   Increase in other assets                                              -                -           (303)
                                                             -------------    -------------   ------------
       Net cash used in investing activities                        (5,419)          (2,353)      (544,829)
                                                             -------------    -------------   ------------

Cash flows from financing activities:
   Borrowings of long-term debt                                          -                -             16
   Repayment of long-term debt                                           -                -        (11,212)
   Net contribution from owner                                      11,536            2,909        606,827
                                                             -------------    -------------   ------------
       Net cash provided by financing activities                    11,536            2,909        595,631
                                                             -------------    -------------   ------------

Net increase in cash                                                     -                -         16,753

Cash at beginning of period                                              -                -              -
Cash and cash equivalents at end of period                   $           -    $           -   $     16,753
                                                             =============    =============   ============

Non-cash investing and financing activities:
   Owner's stock options issued for acquisitions             $           -    $           -   $     59,811
                                                             =============    =============   ============
   Compaq costs for acquisitions                             $           -    $           -   $     12,000
                                                             =============    =============   ============
   Unrealized gain on available-for-sale securities          $           -    $           -   $      1,836
                                                             =============    =============   ============
   Unearned compensation                                     $           -    $           -   $    169,016

Interest paid                                                $          79    $          10   $        289
                                                             =============    =============   ============

    The accompanying notes are an integral part of these combined financial statements.

                              ALTAVISTA BUSINESS
               NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Description of the AltaVista Business

          The AltaVista Business represents the AltaVista operation, including Shopping.com and Zip2 from their respective acquisition dates.

          AltaVista provides Internet search and navigation technology, enabling the delivery of information through broad-based search capabilities. AltaVista's objective is to deliver the most personally relevant Internet results faster than anyone else on the Internet. With leverage from numerous partnerships, AltaVista is extending its services to delivering highly personalized e-Commerce offerings and local content through an integrated network of new media and e-Commerce partners.

          Effective February 15, 1999, Compaq Computer Corporation ("Compaq") completed a cash tender offer for Shopping.com, an online retailer that offers users an array of consumer products to buy. This acquisition is intended to be included in the AltaVista Business. Accordingly, Shopping.com's operations are included in these combined financial statements from the date of acquisition. All significant intercompany balances and transactions have been eliminated. Shopping.com is an Internet-based electronic retailer marketing a broad range of products to both consumers and trade customers. Shopping.com employs proprietary information systems along with industry software to provide its customers with access to an automated marketplace of products, which consist of inventories of multiple manufacturers and distributors, price comparisons, detailed product descriptions, delivery status of products ordered and back order information.

          Effective April 1, 1999, Compaq acquired Zip2, an Internet provider of localized editorial content, consumer information and advertising products by newspapers and other local media companies. This acquisition is intended to be included in the AltaVista Business. Accordingly, Zip2's operations are included in these combined financial statements from the date of acquisition. All significant intercompany balances and transactions have been eliminated.

          Zip2 supports the delivery of localized editorial content, consumer information and advertising products by newspapers and other local media companies through a comprehensive suite of Web development solutions and service offerings.


Basis of presentation

          The financial statements of AltaVista are derived from the historic books and records of Digital Equipment Corporation ("Digital") through June 11, 1998. As a result of the acquisition of Digital by Compaq on June 11, 1998, the financial statements of AltaVista after the acquisition date are derived from the historic books and records of Compaq and reflect the "pushdown" of Compaq's bases in the assets and liabilities. The operating results and financial position of Shopping.com and Zip2 are included from their respective dates of acquisition and reflect the "pushdown" of Compaq's bases in the assets and liabilities.

          The statement of operations includes all revenues and costs directly attributable to the AltaVista Business including charges for shared facilities, functions and services used by the AltaVista Business and provided by Digital or Compaq. Certain costs and expenses have been allocated based on management's estimates of the cost of services provided to the AltaVista Business by Digital or Compaq. Such costs include corporate research and engineering expenses, corporate selling and marketing expenses and corporate general and administrative expenses. Such allocations and charges are based on either a direct cost pass-through or a percentage of total costs for the services provided based on factors such as headcount or the specific level of activity directly related to such costs (i.e., direct spending). Management believes that these allocations are based on assumptions that are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses which would have resulted if the AltaVista Business had been operated as a separate entity. The total amount of such allocations included in the accompanying statements of operations for the periods January 1, 1998 to June 11, 1998, June 12, 1998 to June 30, 1998, and for the six months ended June 30, 1999 were $1.0 million, $0.2 million, and $0.7 million, respectively.

          The AltaVista Business has incurred recurring losses from operations through June 30, 1999. Compaq has committed to provide the funds required for the conduct of the AltaVista Business' operations at least through December 31, 1999 or to the date, if earlier, on which it ceases to be the controlling shareholder. The historical operating results may not be indicative of future results.

          On June 29, 1999, Compaq announced it entered into an agreement to sell the AltaVista Business to CMGI, Inc. ("CMGI").

                              ALTAVISTA BUSINESS
               NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                                  (Continued)



Cash and cash equivalents

          When cash received from operations by the AltaVista Business is swept by Compaq or Digital it is recorded as reductions of net contribution from owner; disbursements made by Compaq or Digital on behalf of the AltaVista Business are recorded as increases to net contribution from owner. Effective as of the date of the acquisitions of Shopping.com and Zip2, these combined financial statements include the cash and cash equivalent balances carried by Shopping.com and Zip2.

          The AltaVista Business considers all highly-liquid investments with a remaining maturity of three months or less to be cash equivalents.

Revenue Recognition

Advertising and service revenue

          The AltaVista Business' revenues are derived primarily from short-term advertising contracts negotiated by DoubleClick in accordance with the terms of the Procurement and Trafficking Agreement (the "Agreement"). Prior to January 1, 1999, the AltaVista Business recorded as revenues its contractual percentage of the total revenues generated from the delivery of advertisements. Effective January 1, 1999, the AltaVista Business renegotiated the Agreement whereby the AltaVista Business may now form its internal sales force to sell advertisements directly to advertisers. DoubleClick only retains the exclusivity for delivering through its proprietary computer systems the advertisements negotiated either by DoubleClick or the AltaVista Business. Under the new agreement, the AltaVista Business bears the economic risk of the transactions. Accordingly, the AltaVista Business now records the full sales amount as revenue upon delivery of advertisements. Amounts payable to DoubleClick, for commissions and service fees are reported as selling and marketing expenses. The agreement is for a term of three years from the effective date (the "Initial Term"). The Agreement is automatically renewed for additional twelve month periods following the Initial Term unless either party provides notice of termination during the third year of the Agreement and no later than ninety days prior to the expiration of the Initial Term or no later than 180 days prior to the expiration of any twelve month renewal period.

          As a result of the acquisition of Zip2, these combined financial statements now include revenues from the delivery of Web development solutions, Web software applications hosting, technical and sales-related consulting services and from a share of advertising revenues generated by newspaper and other local media customers. Revenues from the delivery of Web development solutions combined with consulting, Web hosting and other continuing service obligations are recognized ratably as service revenues over the contract terms which range from one to six years. Revenues from technical and sales-related consulting services are recognized as services are provided. Provisions for contractual adjustments and losses are recorded in the period such items are identified. Deferred revenues represent the amount of cash received or invoices rendered prior to revenue recognition. Revenues from contractual rights to share in advertising revenues generated by newspaper and other local media customers are recognized as advertising revenues as the fees are earned and become receivable from the customer. Amounts due to newspaper and other local media customers from contractual rights to share in advertising revenues generated by Zip2 are recognized as costs of revenues in the period the related revenues are earned.

                              ALTAVISTA BUSINESS
               NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                                  (Continued)


Product revenue

          As a result of the acquisition of Shopping.com, these combined financial statements now include revenues from the sales of consumer products. Shopping.com recognizes revenue for such transactions at the time the vendor ships the product to the customer and provides an allowance for sales returns based on historical experience. To date, sales returns have not been material.

          For the six months ended June 30, 1999, approximately 35% of Shopping.com revenues represented sales of Compaq PC's to Free PC.com, an AltaVista Business investee (see Note 5). Based on Compaq pricing, Shopping.com recognized a nominal gross profit on such revenues.


Goodwill and other intangible assets

          Intangible assets consist of trademarks and goodwill resulting from the "pushdown" of the fair market value of the intangible assets attributable to the AltaVista Business as recorded on Compaq's books as part of the acquisition of Digital and from the acquisitions of Shopping.com and Zip2. Goodwill and other intangible assets are being amortized on a straight-line basis over their estimated useful lives of three years.

Impairment of long-lived assets

          The AltaVista Business reviews for impairment of long-lived assets, certain identifiable intangibles and goodwill whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. The AltaVista Business has not identified any such impairment losses.

Investments

          The AltaVista Business accounts for investments in marketable equity securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Under SFAS No. 115, marketable equity securities are classified as available-for-sale.

          Starting in 1998, Compaq obtained equity interests in several privately held companies which are intended to be included in the AltaVista Business. These investments resulted in the AltaVista Business owning less than 20% of the respective investees and are carried at the lower of cost or net realizable value. For these investments, the AltaVista Business' policy is to regularly review the assumptions underlying the operating performance and cash flow forecasts in assessing the carrying values. The AltaVista Business tests for impairment losses on investments when events and circumstances indicate that such assets might be impaired. To date, no such impairment has been recorded.

          Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of taxes, reported in owner's net investment. Realized gains and losses and declines in value judged to be other than temporary on available-for-sale securities are included in results of operations. At June 30, 1999, the AltaVista Business held available-for-sale securities with estimated fair values of $1.8 million consisting of gross unrealized gains of $1.8 million and a cost basis of $0.

Interim results

          The interim combined financial statements as of June 30, 1999 and for the periods January 1, 1998 to June 11, 1998, and June 12, 1998 to June 30, 1998, and for the six months ended June 30, 1999, have been prepared using the same accounting principles as were used in preparing the financial statements as of December 31, 1998 and for the period from January 1, 1998 to June 11, 1998 and from June 12, 1998 to December 31, 1998, respectively, and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the AltaVista Business' financial position, results of operations and cash flows as of June 30, 1999 and for the periods January 1, 1998 to June 11, 1998, and June 12, 1998 to June 30, 1998, and for the six months ended June 30, 1999. The results for the six months ended June 30, 1999 are not necessarily indicative of the results to be expected for the year ending December 31, 1999.

                              ALTAVISTA BUSINESS
               NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                                  (Continued)

Recent accounting pronouncements

          In June 1998, the Financial Accounting Standards Boards ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The new standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The AltaVista Business does not expect SFAS No. 133 to have a material effect on its financial position or results of operations.


NOTE 2 - ACQUISITIONS

Compaq acquisition

          On June 11, 1998, Compaq consummated its acquisition of Digital. The purchase price was allocated to the assets acquired and liabilities assumed related to the AltaVista Business based on Compaq's estimates of fair value. The fair value assigned to intangible assets acquired was based on a valuation prepared by an independent third party appraisal company and included intangibles aggregating $274.1 million (goodwill of $255.6 million and trademarks of $18.5 million).

Shopping.com and Zip2 acquisitions

          Effective February 15, 1999, Compaq completed its acquisition of Shopping.com which is intended to be contributed to the AltaVista Business. The aggregate purchase price of $256.9 million consisted of $218.9 million in cash, the issuance of Compaq employee stock options with a fair value of $32.0 million and other acquisition costs of $ 6.0 million. The transaction was accounted for under the purchase method of accounting. The results of operations of the acquired entity and the estimated fair market values of the acquired assets and liabilities have been included in the AltaVista Business' combined financial statements from the date of acquisition. The aggregate purchase price including liabilities assumed has been allocated to the assets acquired, consisting primarily of goodwill of approximately $271 million that is being amortized over a three year period. The purchase price allocation was based on the results of an independent third party appraisal.

          At the time of the acquisition by Compaq, Shopping.com was a defendant in various litigation matters for which Compaq agreed to assume any ultimate liability for such matters. Any unrecorded costs incurred in connection with resolving these matters will be added to the purchase accounting allocation or charged to expense. An equal amount will be recorded as a capital contribution from Compaq.

          Effective April 1, 1999, Compaq completed its acquisition of Zip2 which is intended to be contributed to the AltaVista Business. The aggregate purchase price of $340.9 million consisted of $307.2 million in cash, the issuance of AltaVista employee stock options with a fair value of $27.7 million and other acquisition costs of $6.0 million. The results of operations of the acquired entity and the estimated fair market values of the acquired assets and liabilities have been included in the AltaVista Business' combined financial statements from the date of acquisition. The aggregate purchase price including liabilities assumed has been allocated to the assets acquired, consisting primarily of goodwill of approximately $335 million that is being amortized over a three year period. The purchase price allocation was based on the results of an independent third party appraisal.

                              ALTAVISTA BUSINESS
               NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                                  (Continued)


     The following unaudited pro forma consolidated amounts give effect to the acquisition of the AltaVista Business and the subsequent acquisitions of Shopping.com and Zip2 as if they occurred on January 1, 1998 (the pro forma results of operations for Shopping.com are based upon their fiscal year end of January 31):


                                    Year Ended       Ended
                                   December 31,     June 30,
                                      1998            1999
                                   ------------    -----------

Net revenues                       $    49,319     $   68,028
                                   ------------    -----------

Net loss                           $  (389,964)    $ (212,775)
                                   ------------    -----------


NOTE 3 - UNEARNED STOCK-BASED COMPENSATION

     In connection with certain stock option grants during the six months ended June 30, 1999, the AltaVista Business recognized unearned stock compensation of approximately $169 million, which was scheduled to be amortized over the four year vesting periods of the related options. The CMGI transaction will result in the immediate vesting of approximately 2.2 million options and, therefore, an acceleration of expense recognition. Amortization expense recognized during the six months ended June 30, 1999 totaled approximately $8.9 million of the approximately $49 million anticipated total expense recognition through the date of consummating the CMGI transaction. Stock options for approximately 9.8 million shares of AltaVista common stock were outstanding on June 30, 1999.


NOTE 4 - GOODWILL AND OTHER INTANGIBLE ASSETS

(in thousands)                             December 31,         June 30,
                                               1998              1999
                                           ------------       ----------

Goodwill                                   $   255,600       $   861,342
Trademarks and patents                          18,500            20,120
Other                                                -             9,400
Purchased URL sites                              3,422             3,422
                                           -----------       -----------
                                               277,522           894,284
Less: accumulated amortization                  51,034           160,378
                                           -----------       -----------

                                           $   226,488       $   733,906
                                           -----------       -----------


NOTE 5 - INVESTMENTS

     In December 1998, Compaq purchased on behalf of the AltaVista Business 500,000 shares of Series B preferred stock of Centraal Corporation ("Centraal"). The total consideration paid of approximately $500,000 resulted in the AltaVista Business owning less than 20% of the investee.

     In January 1999, Compaq purchased on behalf of the AltaVista Business 2,023,635 shares of Series D preferred stock of Virage, Inc. ("Virage"). The total consideration paid of approximately $3,480,000 resulted in the AltaVista Business owning less than 20% of the investee.

                              ALTAVISTA BUSINESS
               NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                                  (Continued)


     In March 1999, Compaq purchased on behalf of the AltaVista Business 1,000,000 shares of Series B preferred stock of Free PC.com for approximately $5,000,000 resulting in the AltaVista Business owning less than 20% of the investee.

NOTE 6 - OTHER CURRENT LIABILITIES

(in thousands)                                  December 31,      June 30,
                                                   1998             1999
                                                ------------     -----------

Accrued legal                                    $       -        $  10,764
Accrued advertising expense                              -            5,019
Accrued advertising commissions                          -            3,509
Accrued relocation and recruiting                        -            2,184
Other                                                  774            5,772
                                                ----------       ----------

     Total other current liabilities             $     774        $  27,248
                                                ----------       ----------


Note 7 - SUBSEQUENT EVENTS

CMGI acquisition

     On August 18, 1999, CMGI completed its acquisition of the AltaVista Business including Shopping.com and Zip2 in a transaction under which Compaq retained less than a 20% minority interest.

iAtlas merger

     On October 22, 1999, CMGI merged its recently acquired iAtlas subsidiary into the AltaVista Business in a transaction valued at approximately $27 million. Since its inception in April 1998, the operating results and net assets of iAtlas have not been significant in relation to the AltaVista Business.

Zip2

     On October 20, 1999, the AltaVista Business distributed its investment in Zip2 to CMGI and Compaq according to their respective ownership percentages but retained certain Zip2 assets and technology rights. Operations of Zip2 after that date will not be included in the results of operations of the AltaVista Business.

Investment

     In July 1999, the AltaVista Business purchased 2,171,809 shares of Series C preferred stock of 1st Up.com Corporation for approximately $2,500,000 resulting in the AltaVista Business owning less than 20% of the investee.

Litigation

     On October 15, 1999, AltaVista and Digital Equipment Corporation ("Digital") were served a complaint by One Zero Media, Inc. ("One Zero"). The suit alleges breach of a Web Services Agreement entered into in May 1998 between One Zero and Digital. AltaVista and Digital have not yet filed their response to the complaint. The amount of any liability which might ultimately exist cannot reasonably be estimated and no provision for loss has been made in the accompanying combined financial statements. AltaVista and Digital intend to vigorously defend the suit.